UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2007

DYNEGY INC.

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33443	20-5653152
Delaware	0-29311	94-3248415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 507-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Dynegy Inc. today announced that Dynegy Holdings Inc., the company’s wholly owned subsidiary (“DHI”), has commenced an exchange offer of (i) $550 million aggregate principal amount of its 7.5% Senior Unsecured Notes due 2015 registered under the Securities Act of 1933 for all $550 million aggregate principal amount of its outstanding 7.5% Senior Unsecured Notes due 2015 sold in May 2007 and (ii) $1.1 billion aggregate principal amount of its 7.75% Senior Unsecured Notes due 2019 registered under the Securities Act of 1933 for all $1.1 billion aggregate principal amount of its outstanding 7.75% Senior Unsecured Notes due 2019 sold in May 2007. DHI’s outstanding 7.5% Senior Unsecured Notes due 2015 and 7.75% Senior Unsecured Notes due 2019 were issued in a private offering in May 2007 pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The exchange offer was commenced in order to satisfy certain obligations of DHI pursuant to a registration rights agreement entered into in connection with the private offering. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in the press release shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release by Dynegy Inc. and Dynegy Holdings Inc., dated October 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Date: October 15, 2007	By:	/s/ Kent R. Stephenson
	Name:	Kent R. Stephenson
	Title:	Senior Vice President and Deputy General Counsel

DYNEGY HOLDINGS INC.
(Registrant)

Date: October 15, 2007	By:	/s/ Kent R. Stephenson
	Name:	Kent R. Stephenson
	Title:	Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release by Dynegy Inc. and Dynegy Holdings Inc., dated October 15, 2007